CONTRACT NO. K# 14008





                          ROYSTONE GAS PROCESSING PLANT






            FACILITY CONSTRUCTION, OWNERSHIP AND OPERATING AGREEMENT





                                     Between

                            ELKHORN OPERATING COMPANY



                                       and



                                 FIVE OAKS, INC.



                                       and



                         TENNECO GAS PROCESSING COMPANY









                           Warren County, Pennsylvania

                          ROYSTONE GAS PROCESSING PLANT

            FACILITY CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT



         This AGREEMENT, made and entered into effective the 1st day of November, 1994 by and between ELKHORN OPERATING COMPANY, an Oklahoma corporation, hereinafter referred to as "PLANT OPERATOR" and the other undersigned parties, TENNECO GAS PROCESSING COMPANY ("TENNECO"), a Delaware Corporation, and FIVE OAKS, INC., ("FIVE OAKS") an Oklahoma Corporation, hereinafter collectively referred to as "PLANT OWNERS".


                                   WITNESSETH:

         WHEREAS, the PLANT OWNERS hereto desire to join in the construction, and operation of a gas processing plant and appurtenant facilities co extract and fractionate Plant Products from gas moved through pipelines owned by National Fuel Gas Supply Corporation at a location in or near Roystone, Pennsylvania; and
         WHEREAS, PLANT OWNERS desire the PLANT OPERATOR oversee the design and construction of the Plant and whereas, PLANT OWNERS desire the PLANT OPERATOR to start up and operate such gas processing plant.
         NOW, THEREFORE IN CONSIDERATION of the terms and the mutual covenants hereinafter contained, the parties hereto agree as follows:



                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

1.01     Definitions
         -----------
         As used in this Agreement, and the Exhibits attached hereto, the following words and terms shall have the meanings hereafter ascribed to them:

         (a) Accounting  Procedure  means the provisions set forth in Exhibit B.
             ---------------------
         (b) Adjustment Date means 1st of each year beginning Jan., 1995.
             ---------------

         (c) AFE (Authority for Expenditure)  means a document prepared by PLANT
             ---
             OPERATOR which describes work to be performed and that indicates the cost and economic evaluation thereof.
         (d) Agreement means this agreement  including the Exhibits  hereto,  as
             ---------
             Amended from time to time.
         (e) Annual Budget by Month means PLANT  OPERATOR'S  estimate of monthly
             -------------
             Expenditures necessary to operate the PLANT during a calendar Year.
         (f) Approved  Budget by Month means an Annual Budget by Month Which has
             -------------------------
             been approved in writing by PLANT OWNERS.
         (g) Approved AFE means a AFE approved in writing by PLANT  OWNERS.
             ------------
         (h) Authorized  Expenses  means costs and expenses set forth in Article
             --------------------
             7.02 hereof.
         (i) Construction Costs means  expenditures  incurred in connection with
             ------------------
             The initial construction of the PLANT.
         (j) Contract  year  means  January  1 to  December  31st for the  first
             --------------
             Contract year and thereafter each succeeding twelve month period.
         (k) Day means a period of twenty-four (24)  consecutive  hours begining
             ---
             and ending at 7:00 a.m. Eastern Standard Time.
         (l) Expansion  means an  addition  to the  PLANT  which  results  in an
             ---------
             increase in capacity to process Gas.
         (m) Expansion Capacity means an increase in Plant Capacity attributable
             ------------------
             to an Expansion.
         (n) Expansion  Costs  means such  capital  Costs as may be  incurred in
             ----------------
             connection with any Expansion.
         (o) Gas shall mean all  gaseous  hydrocarbons  produced,  whether  pro-
             ---
             duced from oil or from gas or gas condensate formations.
         (p) Inlet Delivery  Point means the point or points  designated for the
             ---------------------
             acceptance of Gas into the PLANT.
         (q) MCF means 1,000 cubic feet of Gas at an absolute  pressure of 14.73
             ---
             pounds per square inch at a temperature of 60 degrees Fahrenheit.
         (r) MMCFD means 1,000 MCF per day.
             -----
         (s) Month means the period commencing at 7:00 a.m. EST on the first day
             -----
             of a calendar month and ending at 7:00 a.m. EST on the first day of the next succeeding calendar month.

         (t) PLANT means the ROYSTONE  Gas  Processing  PLANT  located in Warren
             -----
             County near Roystone, Pennsylvania, which also includes all real and personal property of every kind, nature and description that constitutes the plant facilities, the storage and loading facilities acquired by the PLANT OWNERS and held by PLANT OPERATOR as provided in this agreement.

         (u) Plant  Account  means  the  account  set up by the  PLANT  OPERATOR
             --------------
             pursuant to Article 8.01.
         (v) Plant Bypass  means the total  volume which is bypassed  around the
             ------------
             PLANT because the PLANT is unable to process all or a portion of the Gas delivered to it. Facilities for such Plant Bypass shall be installed and operated as a part of the PLANT.
         (w) Plant  Capacity  means the volume of inlet gas  measured in MCF per
             ---------------
             day that the PLANT is capable of processing. The initial Plant Capacity shall be six million cubic feet of gas per day (6000
             MCFD).
         (x) Plant  Outlet for Plant  Products  means the point of delivery  for
             ---------------------------------
             Plant Products at or near the PLANT at which such products are loaded into trucks or railcars.
         (y) Plant  Owners  means the  parties who own the PLANT as set forth on
             -------------
             Exhibit A hereto.
         (z) Plant Participation  Percentage means each PLANT OWNER'S percentage
             -------------------------------
             ownership in the PLANT as set forth opposite each PLANT OWNER'S name on Exhibit A.

         (aa)  Plant Products  means all substances  that are recovered from Gas
               --------------
               and are available for delivery from the PLANT including, but not limited to ethane, propane, butanes, pentanes and heavier hydrocarbons, or any mixtures thereof, but excluding Residue Gas and such substances as are lost or consumed as fuel in the operation of the PLANT.

         (bb)  Plant  Redelivery  Point means the point  downstream of the PLANT
               ------------------------
               where Residue Gas is delivered into National Fuel Gas Supply Corporation's pipeline facilities.

         (cc)  Plant Supplies means all chemicals and other  substances  used or
               --------------
               consumed in operations under this Agreement (such as, but not limited to amine, glycol, methanol, water treatment chemicals and all lubricants) and spare parts and equipment used to replace or repair items of equipment and materials.

         (dd)  Gas Processing  Contract means the certain  Processing  Agreement
               ------------------------
               dated________________ between Tenneco Gas Processing Company; Five Oaks, Inc., and National Fuel Gas Supply Corporation attached hereto as Exhibit C.

         (ee)  Residue  Gas means that Gas  remaining  after the  extraction  of
               ------------
               Plant Products, but shall not include any such portion Lost, used or consumed as fuel in the operation of the plant.

                                   ARTICLE II
                                   ----------
                                    EXHIBITS
                                    --------



2.01     Exhibits Attached
         -----------------
         The following Exhibits are attached to and incorporated in this
         Agreement:
         (a)        Exhibit A: Plant Participation Percentages
         (b)        Exhibit B: Accounting Procedure
         (c)        Exhibit C: Processing Agreement
         (d)        Exhibit D: Initial Annual Budget By Month
         (e)        Exhibit E: Tax Partnership


2.02     Revision of Exhibits
         --------------------
(a)      Exhibit A shall be revised from time to time as provided in
                    Article 12.01 hereof;
(b) Exhibits B, C, D & E may be revised from time to time at the direction of PLANT OWNERS; per Article V of this Agreement.
(c)                 PLANT  OPERATOR  shall,   forthwith  upon  revision  of  any
                    Exhibit, supply each PLANT OWNER with a copy of the revised Exhibit.


2.03     Form of Revised or Corrected Exhibits
         -------------------------------------

         Exhibits that are revised or corrected shall not become effective until approved by the PLANT OWNERS and shall show the effective time of such revision or corrections and shall be numbered consecutively.


2.04     Conflicts
         ---------

         If there are any conflicts between the terms of this Agreement and anything contained in an Exhibit hereto, the provisions of this Agreement shall prevail and if there are any conflicts between the terms of two or more Exhibits, the Exhibit with the most recent revision date shall prevail. However, in case a conflict between the terms of Exhibit E and the terms of this Agreement or any other Exhibit hereto, the provisions of Exhibit E shall prevail.


                                   ARTICLE III
                                   -----------
                              PURPOSE AND OWNERSHIP
                              ---------------------


3.01     Purpose
         -------

         The purpose of this Agreement is to set forth the terms and conditions by which the PLANT shall be owned by the PLANT OWNERS, and the terms under which the PLANT OPERATOR shall construct, operate and maintain the PLANT.

3.02     Ownership of Plant
         ------------------

         Each PLANT OWNER shall own an undivided interest in the PLANT equal to its Plant Ownership Percentage as set forth on Exhibit A hereto. PLANT OPERATOR shall operate the PLANT on behalf of the PLANT OWNERS, in accordance with their instructions and the provisions of this Agreement. The PLANT site and all other property obtained in connection therewith shall be owned by and paid for by PLANT OWNERS in proportion to their respective Plant Ownership Percentages.


                                   ARTICLE IV
                                   ----------
                            PLANT OPERATOR'S SERVICES
                            -------------------------


4.01     Plant Operator
         --------------

         PLANT OWNERS hereby appoint Elkhorn Operating Company as PLANT OPERATOR to supervise the design, construction and operation of the PLANT.
         Subject to the other provisions of this Agreement and the Gas Processing Contract, PLANT OPERATOR shall have the right to supervise the construction and operation of the PLANT; provided, that when management decisions are made by a vote of the PLANT OWNERS, as herein provided, PLANT OPERATOR shall be bound to follow such decisions, determinations, and authorizations.


4.02     General Obligations of Plant Operator
         -------------------------------------

         PLANT OPERATOR will enter into contracts as instructed or budgeted with competent, responsible, independent contractors for the construction of the PLANT. PLANT OPERATOR shall acquire such rights-of-way, easements, and grants on behalf of the PLANT OWNERS as may be necessary to accomplish the purpose of this Agreement, title to all of which shall be acquired and held by the PLANT OWNERS in proportion to each PLANT OWNER'S respective Plant participation Percentage. PLANT OWNERS shall have the right to audit the financial records and documentation as it relates to the construction and operation of the PLANT.

         PLANT OPERATOR shall supervise the construction, operation, maintenance, alteration, and/or enlargement of the PLANT, and conduct all operations hereunder in a good and workmanlike manner consistent with industry standards, and in accordance with an approved budget described in paragraph 7.01 of this Agreement. In the absence of specific instructions from PLANT OWNERS, PLANT OPERATOR shall have the right and duty to act in accordance with its best judgment as a prudent operator. OPERATOR shall consult freely with PLANT OWNERS and shall keep the PLANT OWNERS informed of all matters arising during the design, construction, operation, maintenance, alteration, and enlargement of the PLANT, which PLANT OPERATOR. in the exercise of its best judgment, consider important. PLANT OWNERS shall have the right, at their own risk and expense, to observe the construction and operation of the PLANT.


4.03     Specific Duties
         ---------------

         PLANT  OPERATOR  shall  perform  the duties of operator of the PLANT on
         ---------------
         behalf of the PLANT OWNERS. These duties shall specifically include, but are not limited to, the following acts, to-wit:

         (a) Prepare bid packages for acquisition/construction of the PLANT; Recommend to PLANT OWNERS which equipment and bids should be selected for acquisition/construction of the PLANT.

         (b) Prepare and implement Annual Budgets by Month and AFE's for the PLANT.

         (c) Supervise the construction of the PLANT and training of the PLANT personnel.

         (d) Supervise the PLANT startup and all operations for the extraction, separation, and delivery of Plant Products and Residue Gas.

         (e) Supervise and monitor all daily operations of the PLANT and provide engineering and technical expertise required for normal operation of the PLANT.

         (f) Exercise all rights, powers and privileges and perform for and on behalf of PLANT OWNERS the rights, powers, privileges and obligations of Processor, as defined in the Processing Agreement between NATIONAL FUEL and PLANT OWNERS, in the Gas Processing Agreement.

         (g) Approve all plant expenses. Pay and discharge promptly for and on behalf of the PLANT OWNERS, all costs and expenses incurred in connection with the construction and operation of the PLANT pursuant to this Agreement, and take advantage of trade discounts where available.

         (h) Pay wages and salaries of PLANT personnel at rates being paid from time to Time by PLANT OPERATOR for similar work at other similar operations. The number of PLANT employees, the selection of such employees, their hours of labor, and the compensation to be paid such employees shall be determined by PLANT OPERATOR consistent with the approved budget and all such employees shall be employees of PLANT OPERATOR.

         (i) Invoice purchasers of Plant Products for PLANT OWNER(S) not taking product in kind.

         (j) Keep an accurate and itemized record of the account of the PLANT OWNERS and of all operations of the PLANT, and report all expenditures made or incurred during the preceding Month, together with any reasonable information relating to said account or operations of the PLANT.

         (k) Furnish monthly reports concerning operating highlights of the PLANT.

         (l) Prepare proposals and supervise work on capital projects including PLANT modifications and improvements as approved by PLANT OWNERS.

         (m) Keep the PLANT free from all liens and encumbrances occasioned by operations hereunder, except the lien granted under Article
                  9.04 of this Agreement to enforce the collection of overdue costs and expenses from delinquent PLANT OWNERS and except liens being contracted in good faith.

         (n) Abide by and conform to all valid applicable laws, orders, rules and regulations made by duly constituted governmental authorities; Make all necessary reports to governmental authorities, obtain all necessary licenses and permits, and pay all valid applicable excise taxes, property taxes and fees levied upon the PLANT or its Plant Products.

         (o) Render for ad valorem taxation, all property subject to this Agreement which by law should be rendered for such taxes, and timely pay all local, state and federal taxes (other than income and franchise taxes) applicable to the operation and maintenance of the plant.

                  If any tax assessment is considered unreasonable by PLANT OPERATOR, PLANT OPERATOR shall notify PLANT OWNERS in writing. If the PLANT OWNERS do not respond back within ten (10) days of such notice of their election to be involved, then PLANT OPERATOR, at its discretion may protest such valuation within the time and manner prescribed by law, and it may at its discretion, prosecute or not prosecute, the protest to a final determination, subject to the right of the PLANT OWNERS to take over or dismiss such action at any time. When any such protested valuation shall have been finally determined, PLANT OPERATOR shall pay the assessment for the Plant Account, together with interest and penalty accrued.


         (p) Settle claims, demands or lawsuits resulting from or arising from operations hereunder in accordance with the guidelines set forth in Article 15.03.

         (q) The PLANT OWNERS shall have semi-annual meetings and also shall allow the PLANT OPERATOR to call meetings whenever it deems necessary. The PLANT OWNERS likewise have the right to call a meeting anytime they deem it necessary.

         (r) Generally carry out technical and supervisory services and handle all other matters necessary to the full accomplishment of the purposes of this Agreement.

         (s) PLANT OPERATOR shall fax to PLANT OWNERS a daily operating report. This report shall include: gas volume processed, products produced, fuel used, and loadout of products, if any.

         (t)      PLANT OPERATOR shall prepare other reports as required.
                  These reports to include:
                  U.S. Dept. of Energy Report EIA-816 - Monthly Natural Gas Liquids
                  U.S. Dept. of Energy Report EIA-64A - Annual Report of the
                       Origin of Natural Gas Liquids Production (by Plant)
                  American Petroleum Institute APSI-Sl84 - Monthly LPG and LGR
                       Stocks Report
                  Monthly  Plant  Allocation  Statement,   showing:  BTU  Factor
                           Allocation/Calculation of NGLs Theoretical Gallons by Each NGL Product Actual Gallons by Each NGL Product Fuel & Shrinkage in MCF & MMBTU Plant Fuel Misc. Loss TGPr's Entitlement in NGL Products and Condensate
                  Monthly Over/Under & Liquid Volume Make-up Report


4.04     Employees of Plant Operator
         ---------------------------

         The number of employees used by PLANT OPERATOR in conducting operations hereunder, their selection, their hours of labor, and their compensation for services performed shall be determined by PLANT OPERATOR in accordance with accepted industry practices and within the guidelines established in an approved Annual Budget by Month. All such employees shall be employees of PLANT OPERATOR.

4.05     Standard of Care
         ----------------

         PLANT OPERATOR shall perform the services as operator of the PLANT in a safe, proper and workmanlike manner with that degree of diligence and prudence which would be reasonably and ordinarily exercised by experienced operators engaged in a similar activity under similar circumstances and conditions. PLANT OPERATOR shall do or cause all such acts and deeds within its control as may be reasonable necessary to operate and maintain the PLANT in compliance with the requirements of all applicable Federal, State, regional and local laws, rules and regulations.


4.06     Liability of PLANT OPERATOR
         ---------------------------

         PLANT OPERATOR shall be liable for any loss or damage suffered by the PLANT OWNERS resulting or arising from operations hereunder, when and to the extent that such loss or damage results from the gross negligence or willful or wanton conduct of PLANT OPERATOR, its employees, agents or subcontractors.


4.07     Indemnification
         ---------------

         PLANT  OPERATOR   covenants  and  agrees  to  fully  defend,   protect,
         indemnify, hold harmless and render whole PLANT OWNERS, their respective officers, directors, employees, and agents from and against each and every claim, demand or cause of action and liability, cost and/or expense (including but not limited to reasonable attorneys' fees and expenses incurred in defense of PLANT OWNERS their officers, directors, employees, and agents), for damage or loss in connection therewith, arising from PLANT OPERATOR, its officers, directors employees and/or agents or arising from any subcontractor. subcontractor's officers, directors, employees and/or agents, or which may be made or asserted by any third party, including but not limited to PLANT OWNERS, their officers, directors, employees, and agents on account of personal injury or death or property damage caused by, arising out of, or in any way incidental to, or in connection with the performance of the work hereunder, including but not limited to, those situations where personal injury or death or property damage (or liability therefor) was caused by the willful or wanton conduct, or the gross negligence of the PLANT OPERATOR, any subcontractor or any third party (and/or any of their respective officers, directors, employees, agents and limited partners), or where liability for such personal injury or death or property damage, with or without faults, is imposed on any theory of strict liability by operation of law.


4.08     Resignation of PLANT OPERATOR
         -----------------------------

         In the event PLANT OPERATOR desires to resign, PLANT OPERATOR shall give written notice of its election to resign to PLANT OWNERS not less than ninety (90) days prior to the effective date of such resignation.

         Within thirty (30) days from receipt Of such notice, the PLANT OWNERS shall elect, by majority votes a new PLANT OPERATOR, who shall succeed thereafter to all the rights, powers, privileges and obligations of the PLANT OPERATOR hereunder; provided however, resignation of PLANT OPERATOR shall not relieve PLANT OPERATOR of any liabilities or obligations accrued prior to the effective date of such resignation.


4.09     Removal of PLANT OPERATOR
         -------------------------

         If, at any time throughout the term of this Agreement, in the judgment of any PLANT OWNER, the PLANT OPERATOR fails to operate the PLANT as stated within the guidelines of this Agreement and efficiently and properly within industry standards, any PLANT OWNER may notify PLANT OPERATOR in writing of such facts, specifying the acts or omissions complained of. If the PLANT OPERATOR, by the end of a period of forty-five (45) days after receipt of said notice, does not correct such conditions to the satisfaction of the PLANT OWNER, then such PLANT OWNER may request that the PLANT OPERATOR be removed. Thereupon the PLANT OWNERS shall determine if the PLANT OPERATOR should be removed. If PLANT OWNERS owning a majority of the plant Participation Percentages determine that the PLANT OPERATOR should be removed, then said PLANT OPERATOR shall be removed upon at least 30 days prior written notice from PLANT OWNERS, and a new PLANT OPERATOR selected. Removal of PLANT OPERATOR shall not relieve PLANT OPERATOR of any liabilities or obligations accrued prior to the effective date of such removal.


4.10     Transition upon Termination
         ---------------------------

         In the event the PLANT OPERATOR resigns or is removed, the PLANT OPERATOR shall cooperate with its successor to make the transition as smoothly as possible. At a reasonable time prior to PLANT OPERATOR'S termination, PLANT OPERATOR shall provide its successor with such operating manuals, procedures and all records necessary for succeeding PLANT OPERATOR to discharge its duties and obligations. PLANT OPERATOR shall turn over all permits and any correspondences with any government entity having jurisdiction over the facility.



                                    ARTICLE V
                                    ---------
                           MANAGEMENT BY PLANT OWNERS
                           --------------------------


5.01     Matters to be Acted Upon
         ------------------------

         Unless otherwise specifically directed, PLANT OPERATOR shall use its own best judgement to operate the PLANT. Provided however, all powers and duties not specifically conferred upon PLANT OPERATOR are reserved to

         PLANT OWNERS and PLANT OWNERS shall at all times retain managerial control of the PLANT. All matters concerning the PLANT which would be considered outside the scope of ordinary daily operations shall be directed to PLANT OWNERS for consent and approval. Proposed Annual Budget by Month, AFE's and other requests for expenditures not covered by an Approved Annual Budget by Month shall be submitted to the PLANT OWNERS for approval.


5.02     Vote Required
         -------------

         Each PLANT OWNER shall have a voting interest equal to its Plant Participation Percentage at the time of voting. An affirmative vote by PLANT OWNERS whose voting interest totals more than fifty percent (50%) shall be binding upon all PLANT OWNERS.


5.03     Failure to Vote
         ---------------

         If any PLANT OWNER fails to vote, within thirty (30) days from receipt of a ballot on any matter hereunder which requires the approval or decision of the PLANT OWNERS, then such PLANT OWNERS failure to vote shall be counted as an affirmative vote and shall constitute approval of such matter.

5.04     Designated Representative
         -------------------------

         All PLANT OWNERS shall, by furnishing satisfactory written evidence of such authority to PLANT OPERATOR, authorize and designate a representative to receive all notices hereunder and to act on behalf of such PLANT OWNER as to any matter arising hereunder or any matter connected with the PLANT or its operation. Any representative so designated may be changed from time to time and the act of any such representative shall be equally binding as the act of its principal.


                                   ARTICLE VI
                                   ----------
                          PLANT OPERATOR'S COMPENSATION
                          -----------------------------


6.01     Operating Fee
         -------------

         As consideration for the services rendered by PLANT OPERATOR hereunder, PLANT OWNERS shall pay to PLANT OPERATOR the sum of Four Thousand Dollars ($4,000) per month ("Operating Fee").

6.02     Operating Fee Adjustment
         ------------------------

         Commencing January 1st, 1995 and annually thereafter on the
         Adjustment Date during the term hereof, the Operating Fee shall be adjusted. The adjustment shall be computed by multiplying the Operating Fee then in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the Index of Average Weekly Earnings of Crude Petroleum and Gas Production Workers ("Index") as published by the United States Department of Labor, Bureau of Labor Statistics. Provided however, in no event shall the operating fee be reduced below the Operating Fee hereinabove set forth in Article 6.01. The adjusted Operating Fee shall be the operating Fee then in use, plus or minus the computed adjustment. If the Index is discontinued or revised during the term of this Agreement, PLANT OWNERS and PLANT OPERATOR shall use such other governmental index or computation with which the Index is replaced in order to obtain substantially the same result as would have been obtained if the Index had not been discontinued or revised.


6.03     Initial Construction Overhead Fee
         ---------------------------------

         To compensate PLANT OPERATOR for overhead costs associated with the initial construction and installation of the PLANT, PLANT OWNERS shall pay PLANT OPERATOR an Initial Construction Overhead Fee of $35,000 plus out of pocket expenses.


6.04     Supplemental Construction Overhead Fee
         --------------------------------------

         To compensate PLANT OPERATOR for overhead costs incurred after initial construction and installation of the PLANT associated with the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the operation or expansion of the PLANT, as specifically approved in advance by PLANT OWNERS, PLANT OPERATOR shall receive a Supplemental Construction Overhead Fee based on the following:

                  (a)      5% of those capital costs up to $100,000; plus
                  (b) 3% of those capital costs between $100,000 and $1,000,000; plus
                  (c)      2% of those capital Costs over $1,000,000; plus
                  (d)      out of pocket expenses.

                                   ARTICLE VII
                                   -----------


7.01     Annual Budget by Month
         ----------------------

         PLANT OPERATOR shall prepare and submit an Annual Budget by Month to PLANT OWNERS for each calendar year no later than September lst prior to the relevant calendar year. In addition, PLANT OPERATOR shall prepare and provide PLANT OWNERS within 60 days after award of this Contract a list of estimated PLANT costs for the remainder of the calendar year.


7.02     Authority for Expenditure (AFE) and Authorized Expenditures
         -----------------------------------------------------------

         Before entering into any commitment or incurring any expenditure for any single item which exceeds the current estimated cost for the item contained in the relevant Approved Annual Budget by Month or Approved AFE by the lesser of: (a) Ten percent (10%); or (b) $10,000, PLANT OPERATOR shall prepare and submit an AFE to the PLANT OWNERS for approval of such expenditure. Upon approval of the AFE by PLANT OWNERS, PLANT OPERATOR shall be authorized to incur the expenditure on behalf of the PLANT OWNERS.



                                  ARTICLE VIII
                                  ------------
                              ACCOUNTING PROCEDURES
                              ---------------------



8.01     Plant Account
         -------------

         PLANT OPERATOR shall set up and maintain a separate Plant Account on behalf of the PLANT OWNERS. PLANT OPERATOR shall credit the Plant Account with any income, gain, or profit derived from PLANT operations. All costs, expenses or other losses incurred by PLANT OPERATOR in the construction, operation, maintenance. alteration, and enlargement of the PLANT shall be charged to the Plant Account upon the cost and expense basis set out in the Accounting Procedure attached hereto as Exhibit B. The Plant Account shall also be debited by the amount of all distributions made to the PLANT OWNERS. PLANT OPERATOR shall pay and discharge all expenses incurred for the Plant Account as authorized by the PLANT OWNERS as described under Article VII. The Plant Account and all statements thereof furnished to PLANT OWNERS shall be divided into Capital Costs and Operating Costs.

8.02     Operating Fund
         --------------

         PLANT OPERATOR shall, to the extent possible, pay operating expenses out of available operating revenues. PLANT OPERATOR may keep on hand an operating fund in an amount equal to two (2) month's anticipated operating costs as set forth in an Approved Annual Budget By Month. When required in the reasonable judgement of PLANT OPERATOR, PLANT OWNERS will advance, for an operating fund, their respective shares of an amount not to exceed two (2) month's anticipated operating costs as set forth in an Approved Annual Budget By Month. After the establishment of the operating fund, PLANT OWNERS shall remit their share of actual costs and expenses in accordance with each Month's billing, thus maintaining the operating fund intact. Should it be determined by the PLANT OPERATOR that the Plant Account contains excess funds, a distribution will be made to PLANT OWNERS proportionate to their PLANT ownership percentage.


8.03     Funds
         -----

         Funds received by PLANT OPERATOR under this Agreement shall be segregated by PLANT OPERATOR and not commingled with its own funds. PLANT OWNERS will be notified of the institution, location and account number.


8.04     Allocation of Income, Revenues, Expenses & Losses
         -------------------------------------------------

         All revenues, expenses, gains and losses shall be allocated as to each PLANT OWNER in accordance with its respective Plant Participation percentage during the month in which they accrue.


8.05     Conflicting Provisions
         ----------------------

         In the event of any conflict between the terms and provisions of the body of this Agreement and those of said Accounting Procedure, the terms and provisions contained in the body of this Agreement shall prevail.



                                   ARTICLE IX
                                   ----------
                               BILLINGS & PAYMENT
                               ------------------



9.01     Billing
         -------

         On or before the last day of each Month, PLANT OPERATOR shall invoice PLANT OWNERS for: (i) the Operating Overhead Fee, Authorized Expenses (including PLANT OPERATOR'S Employee Expense and reimbursable Insurance

         Expense)  for  such  Month;  and  (ii)  the  Supplemental  Construction
         Overhead Fee Authorized, Emergency Expenses and Legal Claims and Settlement Expenses, if any, incurred the prior Month. Within fifteen days following receipt of PLANT OPERATOR'S monthly invoice, PLANT OWNERS shall remit payment therefor to PLANT OPERATOR. PLANT OWNERS shall have the ability to dispute a cost item on their monthly invoice. If a cost item is disputed then PLANT OPERATOR shall send sufficient support for such item. If this is accepted by PLANT OWNER, then PLANT OWNER shall remit payment for such item. If the support is not acceptable to PLANT OWNER, they shall remit payment in "protest" and await audit rights. If the cost item was made in error by PLANT
         OPERATOR, then PLANT OPERATOR shall make correction to the monthly invoice statement. Any statement, bill or payment shall be considered final after two (2) years from the date of issuance, provided there is no previous request by either party for correction or adjustment of said document.


9.02     Advance Billings For Capital Items
         ----------------------------------

         PLANT OPERATOR may require the PLANT OWNERS to advance their respective share of capital expenses authorized by PLANT OWNERS by submitting to PLANT OWNERS a reasonably detailed estimate of such capital expenses for the succeeding sixty (60) day period with a request for payment in advance. After receiving such a request, each PLANT OWNER shall, within fifteen days, make payment of its share of such capital costs. PLANT OPERATOR'S monthly billings to PLANT OWNERS shall reflect credit for any amounts advanced.


9.03     Payment
         -------

         PLANT OWNERS shall pay all such bills within fifteen (15) days after receipt thereof. If a PLANT OWNER fails to pay a bill within the said fifteen (15) day period, the unpaid amount shall, upon notice, bear interest at the rate of twelve percent (12%) per annum from the end of said period until paid. PLANT OPERATOR shall have the right at any time after such default, to enforce the lien hereinafter provided upon the interests of any such defaulting PLANT OWNER.


9.04     Lien and Enforcement
         --------------------

         If a PLANT OWNER fails to pay when due its share of the costs and expenses as provided in this Agreement, then upon notice in writing, a lien shall exist in favor of PLANT OPERATOR for the benefit of the other PLANT OWNER(S), upon the defaulting PLANT OWNER'S interest in the PLANT and in any unsold Plant Products and in the proceeds of the sale of such Plant Products. PLANT OPERATOR may, while such Lien exists, sell and deliver the defaulting PLANT OWNER'S share of Plant Products and may collect and receive the proceeds of any sale thereof made by or for the defaulting PLANT OWNER. PLANT OPERATOR shall apply all sums so collected against the defaulting PLANT OWNER'S unpaid share of costs and expenses of operations hereunder. The rights granted to PLANT OPERATOR in this section shall not be construed as exclusive remedies, but shall be in addition to all rights, privileges and remedies afforded PLANT OPERATOR by provisions of this Agreement and by law. Service of a counterpart of this Agreement which has been executed by or on behalf of the defaulting PLANT OWNER or a true copy thereof, upon any purchaser of any part of a defaulting PLANT OWNER'S share of Plant Products, shall constitute written authorization by the defaulting PLANT OWNER for the purchase to pay the proceeds from such sale to PLANT OPERATOR during the period of default. Books and records kept by PLANT OPERATOR with respect to operations hereunder shall constitute conclusive proof of the existence or nonexistence of any default, subject however, to all rights of inspection, verification and audit provided in this Agreement.



                                    ARTICLE X
                                    ---------
                                 PLANT PRODUCTS
                                 --------------



10.01    PLANT OWNER'S Share of Plant Products
         -------------------------------------

         PLANT OWNERS may take in kind and/or market individually Plant Products that are attributable to each PLANT OWNER. PLANT OPERATOR shall construct and operate for the Plant Account loading and shipping facilities and storage facilities adequate to handle five (5) days production. Each PLANT OWNER shall have the use of such storage, shipping and loading facilities in proportion to its Plant
         Participation Percentage; provided however, that any additional expenses incidental to taking Plant Products in kind shall be borne by the PLANT OWNER(S) taking in kind. As defined for this purpose "Additional Expenses" are overtime compensation for employees, any special lab work required, any equipment costs that are required by the trucking firm which PLANT OWNERS do not have installed, and any state or federal taxes associated with the sale of the product.

         PLANT  OPERATOR  SHALL  IN NO  WAY  ALTER  OR  IMPAIR  THE  QUALITY  OR
         SPECIFICATIONS OF Plant Products produced from PLANT in order to accommodate a PLANT OWNER taking plant Products in kind. Any PLANT OWNER electing to take products in kind shall notify PLANT OPERATOR ninety (90) days prior to commencement of taking products in kind.

10.02    Losses in Handling
         ------------------

         Each PLANT OWNER shall bear a proportionate share of any losses actually suffered due to evaporation, flaring resulting from emergencies, or handling of Plant Products prior to the delivery of said Plant Products from the PLANT.


10.03    Failure to Take in Kind
         -----------------------

         In the event any PLANT OWNER does not desire to take in kind or otherwise adequately provide for the disposition of its Plant Products, the PLANT OPERATOR shall arrange for sale of such Plant Products during such time or times in any manner PLANT OPERATOR sees fit, So long as all of such OWNERS' Plant Products are proportionately marketed. All contracts for sale by PLANT OPERATOR of the PLANT OWNERS' production shall be only for such reasonable periods of time as are consistent with the needs of the industry under the circumstances. The proceeds, if any, received by PLANT OPERATOR from such sale of such Plant Products shall be credited to such PLANT OWNERS.


10.04    Report of Price for Products Taken in Kind
         ------------------------------------------

         In the event any PLANT OWNER takes its share of Plant Products in kind, said PLANT OWNER shall report to PLANT OPERATOR the price received from the sale of Owner's Plant products on or before the tenth (10th) working day of the Month following the Month of production. This paragraph 10.04 shall be applicable only when and to the extent that PLANT OPERATOR needs this information in order to calculate the price payable to producers supplying gas processed in the Plant. If such report is not required, then the amount of revenues reported from such transactions shall be determined under Exhibit E.



                                   ARTICLE XI
                                   ----------
                           RIGHT TO INSPECT AND AUDIT
                           --------------------------



11.01    Access to Inspect Facilities & Records
         --------------------------------------

         PLANT OWNERS shall at all times, and from time to time, retain the right to access and inspect the PLANT and any records which may be kept at the PLANT. Employees of PLANT OWNERS shall observe all applicable safety policies and regulations while at the PLANT. PLANT OWNERS shall also have access to PLANT OPERATOR'S records, pertaining to the PLANT, during regular business hours at PLANT OPERATOR'S Tulsa offices.

11.02    Audit
         -----

         PLANT OWNERS shall retain the right to audit all books of account, shipping papers and records, gauge tickets, and all other records of whatsoever nature, pertaining to the PLANT and PLANT OPERATOR'S operation thereof in accordance with section 2.04 of the Accounting Procedure. The PLANT OWNER desiring to conduct the audit shall notify PLANT OPERATOR in writing at least thirty (30) days prior to the time of the audit.

11.03    Cost of Audit
         -------------

         The cost of an audit of PLANT OPERATOR'S records shall be borne by the PLANT OWNERS who elect to participate in the audit.



                                   ARTICLE XII
                                   -----------
                              TRANSFER OF INTEREST
                              --------------------



12.01    Transfer of Ownership in the Plant
         ----------------------------------

         All sales, transfers, assignments, mortgages or other conveyances of the interest of any PLANT OWNER in the PLANT shall be made expressly subject to this Agreement and shall not be binding on any of the PLANT OWNERS other than the PLANT OWNER selling, transferring, assigning, mortgaging, or conveying the same, unless and until a copy of the instrument evidencing such change in ownership has been delivered to PLANT OPERATOR, together with a copy of a ratification agreement, in the form acceptable to PLANT OPERATOR, properly executed and acknowledged by the acquiring party. Upon receipt of said copy and said ratification agreement, PLANT OPERATOR shall notify PLANT OWNERS of the change in ownership.

         All such sales, transfers, assignments or conveyances of an interest in the PLANT, whether expressly so stated or not, shall operate to impose upon the party or parties acquiring such interest, its or their proportionate part of all costs and liabilities and Other obligations chargeable hereunder to such interest and shall likewise operate to give and grant to the party or parties acquiring such interest, its or their proportionate part of all benefits accruing hereunder.

12.02    Assignment by PLANT OPERATOR
         ----------------------------

         The rights under this Agreement may not be assigned by PLANT OPERATOR without the prior written consent of PLANT OWNERS owning a majority of the Plant Participation Percentage.



                                  ARTICLE XIII
                                  ------------
                 LAWS, REGULATIONS, FORCE MAJEURE, AND EMERGENCY
                 -----------------------------------------------


13.01    Laws and Regulations
         --------------------

         This Agreement and all operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, rules and regulations of any state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule or regulation in any forum having jurisdiction in the premises.


13.02    Force Majeure
         -------------

         In the event either party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the payment of monies due, it is agreed that on such party giving notice and full particulars of such force majeure, in writing, or by telephone (promptly confirmed in writing) to the other party as soon as possible after the occurrence of the cause relied on, then the obligation of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch. Notwithstanding an event of force majeure, PLANT OPERATOR shall take all necessary action to reduce loss or damage to persons or property which may occur from such event to the extent that it is reasonable to do so.

         The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of government and people, civil disturbances, explosions, or any other causes, whether of the kinds herein enumerated or otherwise, not within the control of the party claiming suspension and which, by the exercise of due diligence, such party is unable to prevent or overcome. It is understood and agreed that the settlement of strikes and lockouts shall be entirely within the discretion of the party having the difficulty, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of any opposing party when such course in inadvisable in the discretion of the party having the difficulty.


13.03    Emergency
         ---------

         In case of blowout, explosion, fire, flood or other sudden emergency, PLANT OPERATOR shall take such steps and incur such expenses as, in its opinion, are required to deal with the emergency and to safeguard life and property or prevent pollution or other environmental damage; provided that PLANT OPERATOR shall, as promptly as possible, report the emergency to the PLANT OWNERS or their representatives and shall endeavor to obtain from said PLANT OWNERS or their representatives any sanction which might otherwise have been required.



                                   ARTICLE XIV
                                   -----------
                INSURANCE & BOND TO BE CARRIED BY PLANT OPERATOR
                ------------------------------------------------



14.01    Insurance to be Carried by PLANT OPERATOR
         -----------------------------------------

         At all times during the term of this Agreement, PLANT OPERATOR shall comply with the Workers, Compensation laws of the States of Pennsylvania and Oklahoma and any other state wherein PLANT OPERATOR'S employees may work. PLANT OPERATOR shall require all subcontractors, engaged in work at or for the benefit of the PLANT, to comply with the Workers' Compensation Laws of the State of Pennsylvania, the state in which the subcontractors are domiciled and any other state wherein subcontractor's employees may work. PLANT OPERATOR shall purchase, provide and maintain at all times during the term of this agreement, for the benefit of the PLANT OWNERS, the insurance coverage set forth below.

(a) Workers, Compensation Insurance and Occupational Disease Insurance in full compliance with all applicable state and federal laws and regulations. Workers' Compensation Insurance shall contain a Borrowed Servants Endorsement and a waiver of subrogation;

(b) Employer's Liability Insurance with the limit of $500,000 per accident covering injury or death to any employee who may be outside the scope of the Workers' Compensation statute of the state in which the work is performed;

(c) Comprehensive General Liability Insurance, including contractor's contingent and contractual liability coverage as respects any contract into which Plant Operator may enter under the terms of this Agreement, with limits of $1,000,000 per occurrence for Bodily Injury and Property Damage, combined single limit coverage including the following coverage and extensions: (1) Contractual Bodily Injury and Property Damage Liability covering liability assumed under this Agreement; (2) Independent Contractor's Contingent Coverage; (3) Premises and Operations Coverage; (4) Products and Completed Operations Coverage; and (5) Explosion, Collapse and Underground Property Damage Liability.

(d) Automobile Liability Insurance covering owned, non-owned, and hired automotive equipment with limits for Bodily Injury and Property Damage of $500,000 per occurrence, combined single limit coverage.

(e) Umbrella Liability Insurance with combined single limit of $5,000,000 per occurrence in excess of (b), (c), and (d) above of $5,000,000 per occurrence with a $25,000 per occurrence deductible.

(f) Commercial Product Damage and Business Interruption Insurance with $10,000 deductible.

(g) Boiler and Machinery and Business Interruption Insurance with $5,000 deductible.

         All such insurance (i) shall be carried by an acceptable company or companies; (ii) shall be maintained in full force and effect during the term of this Agreement (iii) shall name PLANT OWNERS as additional insureds; and (iv) shall not be cancelled, altered or amended without thirty (30) days prior written notice to PLANT OWNERS as a additional insureds with respect to operation of the PLANT. Upon request of any PLANT OWNER, PLANT OPERATOR shall provide PLANT OWNERS a Certificate of Insurance evidencing the coverage set forth in this Agreement, naming the above described parties as insured parties.

                                   ARTICLE XV
                                   ----------
                                   IN GENERAL
                                   ----------

15.01    Term
         ----

         This Agreement shall continue in force from the effective date specified above, for so long as the operation of the PLANT is desirable in the opinion of the PLANT OWNERS. When the operation of the PLANT -is determined to be undesirable by PLANT OWNERS. PLANT OPERATOR shall shut down the operation of the PLANT and shall either sell the PLANT intact to the highest and best bidder or shall sell it in parts under a salvage, operation, whichever appears to the PLANT OWNERS to be the most profitable. PLANT OPERATOR shall distribute the proceeds of such sale to PLANT OWNERS in the proportions of their respective interests in the PLANT at that time; provided, that if any PLANT OWNER or PLANT OWNERS do not desire to shut down the Plant and desire to purchase the PLANT intact and take over the operation of it, they shall so notify all PLANT OWNERS in writing, and shall submit a cash bid for the value of the PLANT. If said bid is acceptable to the other PLANT OWNERS desiring to abandon the PLANT, then the PLANT shall be sold intact to said purchasing PLANT OWNER, and said PLANT OWNER shall have the right thereafter to own and operate the Plant. However, if said bid is not acceptable to the other PLANT OWNERS, then PLANT OPERATOR shall proceed to sell the PLANT in the manner provided above. However, each PLANT OWNER shall be given the Right of First Refusal independently on all bids received on the sale of the assets. "Right of First Refusal" as stated is intended to mean the right to match the highest offer received for the PLANT or equipment sold separately.


15.02    Relationship of the Parties
         ---------------------------

         It is the intent of the parties that PLANT OPERATOR shall be an independent contractor in its activities as operator.


         (a) The duties, obligations, and liabilities of the PLANT OWNERS are intended to be several and not joint or collective, and nothing herein contained or contained in any agreement made pursuant hereto shall ever by construed to create an association, or any kind of partnership, or partnership duty, obligation, or liability with regard to any one or more of the PLANT OWNERS. Each PLANT OWNER hereto shall be individually responsible for only its proportionate share of the cost and liabilities as herein stipulated.

         (b) Whenever in this Agreement reference is made to Operations for the Plant Account, or whenever similar language is used, PLANT OWNERS use such language merely as a convenient method of referring to the accounting necessary between them and no such phraseology shall be construed as creating any joint liability upon the part of the PLANT OWNERS for any obligation incurred under this Agreement; or as setting apart of creating any fund or jointly-owned property for the satisfaction of any obligation; or as creating a common fund for any other purpose.


15.03    Settlement of Claims
         --------------------

         PLANT OPERATOR shall have the authority to settle and discharge any claim, demand or lawsuit resulting from or arising from operations hereunder, provided the full settlement for such claim, demand or lawsuit does not exceed $5,000.00. PLANT OPERATOR shall notify PLANT OWNERS immediately of any claim, demand or lawsuit which (i) PLANT OPERATOR is unwilling or deems inadvisable co settle; or (ii) the amount required for full settlement exceeds the above-specified amount. PLANT OPERATOR shall notify PLANT OWNERS of such fact and the PLANT OWNERS shall determine how to further handle the claim, demand or suit with the costs and expense thereof being charged to the Plant Account as provided in Exhibit B hereof. If a claim, demand or suit is made against a PLANT OWNER or if a PLANT OWNER is sued on account of any matter arising from PLANT operations, the PLANT OWNERS shall immediately notify the PLANT OPERATOR and the claim, demand or suit shall be treated as any other subject matter of this Agreement.


15.04    Reports
         -------

         On or before the 20th day of each Month, PLANT OPERATOR shall provide to the PLANT OWNERS a report of operations during the preceding Month and a monthly statement showing the volume of Gas delivered into the PLANT, the volume of each kind of Plant Product extracted at the PLANT, the volume of each kind of Plant Product shipped, delivered and sold from the PLANT, and other operating highlights.

15.05    Taxes
         -----

         The PLANT OWNERS agree that this Agreement shall constitute a partnership under the Internal Revenue Code. The PLANT OWNERS agree to make such modifications and amendments to this Agreement as are necessary to maintain such tax status.


15.06    Notices
         -------

         Notices and statements to be given hereunder shall be deemed sufficiently given and served if deposited in the United States mail, postage prepaid and addressed to the respective parties or their designee at the address set forth on Exhibit A hereto or to such other address as they hereafter designate in writing.

15.07    Governing Law
         -------------

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE PERFORMED IN TULSA, COUNTY, OKLAHOMA.

15.08    Waiver
         ------

         Failure or delay by either party in exercising any right or power under this Agreement shall not operate as a waiver of that right or power. Despite the invalidity or enforceability of any provision of this Agreement, each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15.09    Inuring
         -------

         This Agreement is the entire Agreement between the parties as to its subject matter, and there are no other contracts, oral or written, as to that subject matter, express or implied. This Agreement may be modified only in writing signed by all parties. This Agreement shall inure to the benefit of and be binding upon the PLANT OPERATOR, PLANT OWNERS and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.



                                               PLANT OPERATOR



ATTEST                                         ELKHORN OPERATING COMPANY

By    [illegible]                              By     [illegible]



                                              TENNECO GAS PROCESSING COMPANY


By     [illegible]                             By   /s/ Douglas N. Schantz



                                                        FIVE OAKS, INC.

By       [illegible]                           By   /s/ Thomas H. Rinehart

STATE OF OKLAHOMA    )
                              )
COUNTY OF TULSA      )


         BEFORE ME, the undersigned, a notary Public in and for said County and State, on this 1st day of November, 1994, personally appeared
 [illegible]________________________________ to me known to be the identical person who subscribed the name of ELKHORN OPERATING COMPANY to the within and foregoing instrument and duly acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation for the uses, purposes and consideration therein expressed and set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year last above written.

My Commission Expires:

Jan 27, 1998                                            /s/ Christy Brooks
------------                                            ------------------
                                                        Notary Public




STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )


         BEFORE ME, the undersigned a Notary Public in and for said County and State, on this 1st day of November, 1994, personally appeared
/s/ Douglas N. Schantz, to me known to be the identical person who subscribed the name of TENNECO GAS PROCESSING COMPANY to the within and foregoing instrument and duly acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation for the uses, purposes and consideration therein expressed and set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE. the day and year last above written.


My Commission Expires:

_/s/Yolanda S. Salinas                               /s/Yolanda S. Salinas
----------------------                               ---------------------
                                                     Notary Public

STATE OF OKLAHOMA    )
                     )
COUNTY OF TULSA      )


         BEFORE ME, the undersigned, a Notary Public in and for said County And State, on this 1st day of November, 1994, personally appeared
/s/ Thomas H Rinehart, to me known to be the identical person who subscribed the name of FIVE OAKS, INC. to the within and foregoing instrument and duly acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation for the uses,, purposes and consideration therein expressed and set forth.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year last above written.


My Commission Expires:
1/27/98                                               /s/ Christy Brooks
-------                                               ------------------
                                                      Notary Public

                                    EXHIBIT A
                                    ---------


Attached to and made a part of that certain Facility Construction, Ownership and Operating Agreement dated November 1, 1994 by Elkhorn Operating Company and Five Oaks, Inc., and Tenneco Gas Processing Company.



PLANT OWNERS                                  PLANT PARTICIPATION PERCENTAGE
------------                                  ------------------------------

Five Oaks, Inc.                                               .500
8801 South Yale, Suite 420
Tulsa, Oklahoma  74137


Tenneco Gas Processing Company                                .500
The Phoenix Tower
3200 SW Freeway, #1020
Houston, Texas  77027

                                    EXHIBIT B
                                    ---------


Attached to and made a part of that certain Facility Construction, Ownership and Operating Agreement dated November 1, 1994 by and between Elkhorn Operating Company and Five Oaks, Inc. and Tenneco Gas Processing Company.




                              ACCOUNTING PROCEDURE
                              --------------------
                                     PART I
                                     ------
                                   DEFINITIONS
                                   -----------



1.01     Definitions
         -----------

         The definitions of the Agreement for Facility Construction, Ownership and Operating Agreement dated November 1, 1994 for the Roystone Gas Processing Plant (hereinafter called "the Agreement") are adopted for the purposes of this Accounting Procedure. In addition, in this Accounting Procedure, unless the context otherwise requires:

         (a) "Plant Account" means for the benefit and risk and at the expense of the PLANT OWNERS.

         (b)      "Plant Operation" means all operations for the Plant Account.

         (c) "Joint Property" means the Plant covered by the Agreement to which this Accounting Procedure is attached.

         (d)      "Material"   means  the  equipment,   machinery  and  supplies
                  acquired for the Plant Account, and classified as follows:


                  (i)      Condition "A" means that which is new;

                  (ii) Condition "B" means that which has been used but is sound and is suitable for its original function without reconditioning;

                  (iii) Condition "C" means that which has been used and would be suitable for its original function after reconditioning or that which cannot be reconditioned for, but has a limited service in its original function;

                  (iv) Condition "D" means that which is not suitable for its original function but is usable for another function;

                  (v)      Condition "E" means that which is junk.


         (e) "New Price" means the cost of Condition "A" material at the nearest reputable supply store where such material is available or at the carrier receiving point to which such material could be delivered, whichever is the closer to the Joint Property. Tubular goods, 2 inches in diameter and over, shall be priced on a price per unit paid basis. Any cash discounts that may be allowed by a dealer shall not be deducted in determining the New Price.

         (f) "First Level Supervisors" shall mean those employees whose primary function in the construction, maintenance, and operation of the PLANT is the direct supervision of other employees and/or contract labor directly employed at the PLANT in a field operating capacity.

         (g) "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in the construction, maintenance. and operation of the PLANT is handling of specific operating conditions and problems for the benefit of the PLANT.



                                     PART II
                                     -------
                      RECORDS, BILLINGS AND RELATED MATTERS
                      -------------------------------------


2.01     Monthly Billing
         ---------------

         On or before the last day of each Month, PLANT OPERATOR shall provide each PLANT OWNER with a statement of each PLANT OWNER'S proportionate share of costs and expenditures incurred during the preceding calendar Month, less proper credits for each PLANT OWNER'S share of revenues received from operation of the PLANT for that period. Such statement shall summarize gross revenues earned and costs and expenses incurred, and shall be accompanied by appropriate supporting documents. Amounts distributable under the statement shall accompany such statements or will be paid upon receipt of proceeds from the sale of PLANT Product if received subsequent to last day of Month, if in excess of amounts owing thereunder, or shall be applied against amounts owing thereunder if less than such amounts.

2.02     Payments
         --------

         Bills shall be paid in accordance with Article 9.03 of the Agreement.


2.03     Advances
         --------

         The PLANT OWNERS shall make advances in accordance with Article 8.02 of the Agreement.


2.04     Right to Protest and Audits
         ---------------------------

         PLANT OWNERS may protest or question the correctness of a bill, (notwithstanding the payment thereof) at any time prior to the end of the audit period herein below set forth. All PLANT OPERATOR'S books, accounts and records relating to PLANT operations for a Contract Year may be audited during the twenty-four (24) Months following the end of each Contract Year by any PLANT OWNERS, who shall give reasonable written notice to PLANT OPERATOR that they intend to audit. PLANT OWNERS who participate in the audit shall bear the cost thereof in a proportionate amount based on their respective ownership percentage.

         The audit report shall be presented to PLANT OPERATOR not later than two (2) Months following said twenty-four (24) Month period. Each audit shall be conducted so as to cause a minimum of inconvenience to PLANT OPERATOR. Any claims of discrepancy by PLANT OWNERS shall be made within the twenty-six (26) Month period next following the end of such Contract Year. Failure on the part of PLANT OWNERS to make claim on PLANT OPERATOR for adjustment within such period shall establish the correctness of PLANT OPERATOR'S books, accounts and records relating to PLANT operations and preclude the filing of exceptions thereto or making claims for adjustments thereof. The audit shall be binding only on the parties that participate in the audit.



                                    PART III
                                    --------
                                     CHARGES
                                     -------


                  General: The following is a list of items which PLANT OPERATOR
                  -------
                  may charge the PLANT OWNERS for as long as it is part of the current approved budget:


3.01     Rentals
         -------

         PLANT OPERATOR may charge the cost of any rentals required to keep the Joint Property in good standing.

3.02     Labor Costs
         -----------

         PLANT OPERATOR may charge:

(a)      (1)      Salaries  and  wages  of  PLANT  OPERATOR'S  field  employees directly employed at the PLANT in the construction,  operation and maintenance of the PLANT.
         (2)      Salaries and wages of employees of PLANT OPERATOR'S Affiliates directly employed at the PLANT and engaged by Operator for the benefit of the Plant  Account in the  constructions  operation and maintenance of the PLANT.
         (3)      Salaries of first level Supervisors employed by PLANT OPERATOR or by PLANT OPERATOR'S Affiliates at the PLANT for the benefit
                  of  Plant   Account  in  the   construction,   operation   and
                  maintenance of the PLANT.
         (4)      Salaries and wages of Technical Employees of PLANT OPERATOR or
                  PLANT OPERATOR'S  Affiliates directly employed at the PLANT in the construction, operation and maintenance of the PLANT.
         (5)      Salaries  and wages of  employees  of PLANT  OPERATOR or PLANT
                  OPERATOR'S  Affiliates for process  engineering related to the construction,  operation  and  maintenance  of the  PLANT  and performed solely for the benefit of the PLANT.
         (6)      Salaries  and  wages of  other  Technical  Employees  of PLANT
                  OPERATOR or PLANT OPERATOR'S  Affiliates either temporarily or
                  permanently   assigned  to  and   directly   employed  in  the
                  construction, operation, and maintenance of the PLANT as approved by PLANT OWNERS.
         (7)      A pro rata  portion of the  salaries,  wages,  and expenses of representatives of the PLANT OPERATOR inspecting the design and and construction of PLANT. Such charges shall be included in and shown on all AFE's for such PLANT.

(b) Cost of holiday, vacation, sickness and disability insurance benefits, and other customer allowances paid to employees whose salaries and wages are chargeable to the Plant Account under subclause 3.02(a). Such costs under this subclause 3.02(b) may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Plant Account under subclause 3.02(a). If percentage assessment is used, the rate shall be based on the PLANT OPERATOR'S actual cost experience.

(c) Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to PLANT OPERATOR'S costs and chargeable to the Plant Account under subclauses 3.02(a) & (b).

3.03     Employee Benefits
         -----------------

         PLANT OPERATOR may charge to the Plant Account PLANT OPERATOR'S current actual costs of established plans for employee's group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature applicable to PLANT OPERATOR'S labor costs chargeable to the Plant Account under subclause 3.02(a) and 3.02(b), not to exceed the percentage most recently recommended by the Council of Petroleum Accountants Societies for the billing period.


3.04     Employee Expenses and Transportation
         ------------------------------------

         PLANT OPERATOR may charge all reasonable and prudent expenses of employees chargeable to the Plant Account under Article 3.02 including the cost of transporting employees while engaged in the operation and maintenance of the PLANT.


3.05     Material
         --------

         PLANT OPERATOR may charge cost, as provided in Part IV, of Material purchased or furnished by PLANT OPERATOR and of transporting such material.


3.06     Outside Services
         ----------------

         PLANT OPERATOR may charge the cost of contract services and utilities obtained from other persons and necessary for the operation and maintenance of the PLANT, except that the cost of services obtained from professional consultants shall not be charged without the approval of PLANT OWNERS. Any charges for any services under this Article 3.06 shall be subject to the limitations of Article 7.02 of the Agreement.

3.07     Repairs or Replacements
         -----------------------

         Subject to the limitations as provided in the Agreement, PLANT OPERATOR may charge to the Plant Account the cost of replacement or repairs of damages or losses incurred by fire, explosion, flood, storm or from any other causes not occurring by reason of PLANT OPERATOR'S gross negligence. PLANT OPERATOR shall, as soon as possible, but no later than ten (10) working days, furnish the PLANT OWNERS with written notice of any such damages or losses.


3.08     Litigation, Judgments and Claims
         --------------------------------

         Subject to the limitations as provided in Article 15.03 of the Agreement, PLANT OPERATOR may charge all reasonable costs and expenses of litigation or legal services otherwise necessary or expedient for the protection of the interests of each party to the Agreement, including attorney's fees and expenses approved by the PLANT OWNERS, together with all judgments obtained against the PLANT OWNERS or the subject matter of the Agreement and actual expenses incurred by a party in securing evidence for the purpose of defending any action or claim prosecuted or made against PLANT OWNERS or the subject matter of the Agreement.


3.09     Taxes
         -----

         PLANT OPERATOR may charge the amount of taxes which it has properly paid for the Plant Account.


3.10     Insurance
         ---------

         PLANT OPERATOR may charge the cost of insurance premiums for insurance required to be carried by PLANT OPERATOR for the plant. Any claim settled by the insurance carriers arising from insurance so carried, shall be credited to the Plant Account.


3.11     Plant Office Expense
         --------------------

         PLANT OPERATOR may charge the cost incurred in maintaining and operating the Plant Office in accordance with any Approved Annual Budget by Month.


3.12     PLANT OPERATOR'S Compensation
         -----------------------------

         PLANT OPERATOR shall be compensated in accordance with Article VI of the Agreement.

3.13     Warranty of Material Furnished by PLANT OPERATOR
         ------------------------------------------------

         There  shall be no  obligation  on the part of PLANT  OPERATOR  to give warranty for the material installed or connected, other than as otherwise provided herein. PLANT OPERATOR shall inspect all equipment/material for workmanship and make every reasonable effort to install equipment/material which is covered by a warranty, other than as otherwise provided herein. In the case of defective material, the dealer's or manufacturer's guarantee shall be for the benefit of PLANT OWNERS. No credit entry shall be made in the accounts until adjustment has been received from the manufacturer or its agent.


3.14     Other Expenditures
         ------------------

         Subject to the limitations as provided in the Agreement, PLANT OPERATOR may charge to the Plant Account any cost that is incurred by PLANT OPERATOR and which are of direct benefit to the PLANT for the reasonable and necessary operations and for which provision is not made elsewhere in this Accounting Procedure.



                                     PART IV
                                     -------
                     ACQUISITION OF AND CHARGES FOR MATERIAL
                     ---------------------------------------



4.01     General
         -------

         PLANT OPERATOR is responsible for Joint Material and shall make proper and timely charges and credits for all Material movements affecting the PLANT. PLANT OPERATOR shall provide all Material for use in the Operating Area; however, at PLANT OPERATOR'S option, such Material may be supplied by the PLANT OWNER'S. PLANT OPERATOR shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to PLANT OPERATOR or PLANT OWNERS, division in kind, or sale to outsiders provided, however, no such disposition shall be affected without notice in advance to all PLANT OWNERS. PLANT OPERATOR may purchase, but shall be under no obligation to purchase the interest of PLANT OWNERS in surplus condition A or B Material.


4.02     Acquisition
         -----------

         PLANT OPERATOR shall, whenever practicable:

         (a)      purchase material for delivery directly co the PLANT; and

         (b) purchase for or transfer to the PLANT only such material as is required for immediate use or necessary spare parts.


4.03     Charges for Purchases
         ---------------------

         Material purchased shall be charged at the price paid by PLANT OPERATOR. Discount's actually received in respect thereof shall be for the Joint Account. In case of Material found to be defective or returned to, vendor for any other reasons, credit shall be passed the Joint Account when adjustment has been received by the PLANT OPERATOR.


4.04     Charges for Material Furnished by PLANT OPERATOR
         ------------------------------------------------

         When it is not practicable to purchase material for delivery directly to the PLANT, material may be furnished by PLANT OPERATOR from its stocks, in which event it shall be charged as follows:

         (a) New  Material  Condition  "A" at a New  Price;
         (b)  Used  Material Condition "B" at 75 percent of New Price;
         (c) Used material  Condition  "C" at 50 percent of New Price;
         (d) Used Material Condition "D" at a reasonable price based on the use to which it is to be put.

         Notwithstanding the material condition, PLANT OWNERS may approve a price not in accordance with the foregoing for any item. PLANT OWNERS shall have the right to Inspect all material prior to installation.


4.05     PLANT OPERATOR'S Exclusively Owned Facilities
         ---------------------------------------------

         (a) PLANT OPERATOR shall charge the Plant Account for use of land, equipment, and facilities owned or leased by the PLANT OPERATOR or PLANT OPERATOR'S Affiliates at rates commensurate with costs of ownership and operations. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12%) per annum. Such rates shall not exceed average commercial rates prevailing in the immediate area of the PLANT.

         (b) In lieu of races approved in Subclause 4.05(a), PLANT OPERATOR may charge for use of its own facilities and equipment, except automotive equipment, at the commercial rates prevailing in the immediate area. For automotive equipment, PLANT OPERATOR may elect to use rates published by the Petroleum Motor Transport Association or other source recommended by COPAS.

         (c) When requested to do so, PLANT OPERATOR shall inform PLANT OWNERS in advance of the rates to be charged.

         (d)      PLANT   OPERATOR   shall  furnish   PLANT  OWNERS   supporting
                  documentation for rates charged.


4.06     Transportation of Material
         --------------------------

         PLANT OPERATOR may, for transporting material, charge the actual cost of transportation to or from the PLANT or the estimated cost of transporting such material from the closer of the nearest reputable supply store or railway receiving point, whichever is lower; but no charge shall be made for transporting material from the PLANT to other properties belonging to PLANT OPERATOR without the approval of PLANT OWNERS.

                                    EXHIBIT C
                                    ---------



         Attached to and made a part of that certain Facility Construction, Ownership and Operating Agreement dated November 1, 1994 by and between Elkhorn Operating Company and Five Oaks, Inc. and Tenneco Gas Processing Company.



                              PROCESSING AGREEMENT
                              --------------------

                                    EXHIBIT D
                                    ---------



         Attached to and made a part of chat certain Facility Construction, Ownership and Operating Agreement dated November 1, 1994 by and between Elkhorn Operating Company and Five Oaks, Inc. and Tenneco Gas Processing Company.



                     ANNUAL BUDGET FOR INITIAL CONTRACT YEAR
                     ---------------------------------------

                                   EXHIBIT E

To that certain Construction, Ownership and Operating Agreement, hereinafter referred to as the "Agreement", for the Roystone Gas Processing Plant, dated November 1, 1994, between Elkhorn operating Company, Tenneco Gas Processing Company, and Five Oaks, Inc.

                                 TAX PARTNERSHIP

                          ARTICLE I: GENERAL PROVISIONS

         1.1 Terms.  The terms used herein  which are  defined in the  Agreement
             -----
shall have the meanings specified in the Agreement unless specifically otherwise defined herein. As used herein,(a) the term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute, (b) the term "Law" means the law of any political subdivision other than the code, (c) the term "Taxes" means any tax or other governmental fee or charge of any nature, however denominated, imposed by any country or political subdivision thereof, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, and (d) the term "Tax Partnership" refers to the partnership for income tax purposes created by the Agreement.

         1.2 Intent.  The Plant Owners  intend and agree to create a partnership
             ------
for federal, state and local income tax purposes, and, if applicable, for the purposes of other Taxes computed with respect to income. No Plant Owner shall make an election to be, or have the arrangement evidenced hereby, excluded from the application of any provisions of Subchapter K of the Code, or any equivalent state or other income tax provision.

         1.3  Operations.  This Exhibit  applies only to  operations  undertaken
              ----------
pursuant to the Agreement to which this Exhibit is attached and to operations undertaken in accordance with any amendments thereof. It shall not apply to any other property or interest of the Plant Owners outside the Agreement.

         1.4  Superseding  Provision.  This Exhibit shall  supersede any and all
              ----------------------
inconsistent terms or provisions of the Agreement and any exhibits thereto.


                          ARTICLE II: Capital Accounts


         2.1  Capital  Accounts.  Capital  accounts  shall  be  established  and
              -----------------
maintained for each Plant Owner. The capital account of each Plant Owner shall be (a) credited with the amount of cash and the fair market value of property contributed by him to the Tax Partnership, as determined by the Plant Owners in writing, (net of liabilities to which such contributed property is subject), and with any income and gain allocated to such Plant Owner pursuant to this Exhibit,
(b) charged with the amount of cash and the fair market value of property distributed to him by the

Tax Partnership, as determined herein, (net of liabilities assumed by such Plant Owner and liabilities to which such distributed property is subject), and with any losses and deductions (or items thereof) allocated to such Plant Owner pursuant to this Exhibit, and (c) otherwise kept in accordance with Treasury Regulation Section 1.704-1(b).

         2.2 Deemed Sale on Property Distributions.  Property distributed by the
             -------------------------------------
Tax Partnership (whether in liquidation or otherwise) shall be deemed to have been sold upon distribution at its fair market value, determined by daily market prices for Plant Products and independent appraisal for other assets, and the unrealized gain or loss from such deemed sale shall be allocated pursuant to
Article III and charged or credited to the Plant Owners capital accounts.

         2.3 Current Cash Distributions.  The Tax Partnership shall keep records
             --------------------------
recording the source of cash generated by the Plant Ownership, allocable to each Plant Owner, and shall distribute such cash in accordance with the Plant Owners' Plant Participation Percentage.


                          ARTICLE III: Tax Allocations

         3.1 General.  Except as otherwise provided by Sections 3.2 and 3.3, all
             -------
items of income, gain, deduction, loss and credit shall be allocated to the Plant Owners in proportion to their Plant Participation Percentage.

         3.2 Take-in-Kind.  Where any Plant Owner has retained the right to take
             ------------
his share of Plant Products in-kind and during the taxable year such Plant Owner actually exercises such right any revenue associated with such Plant Products from the sale of such products by such Plant Owner shall be accounted for separately by that Plant Owner.

         3.3 Contributed Property. The provisions of Section 704 (c) of the Code
             --------------------
shall apply to contributed property for the purpose of allocating gain or loss and deductions to the extent required by tax regulations and to the extent of the methodologies adopted by the Plant Owners for complying with such rules.


                     ARTICLE IV: Partnership Tax Accounting

         4.1  Method.  The Tax  Partnership  shall keep its  accounts  using the
              ------
accrual method of accounting.

         4.2 Fiscal Year.  The fiscal year of the Tax  Partnership  shall be the
             -----------
calendar year.

         4.3 Tax Returns.  The Plant Operator  shall prepare the federal,  state
             -----------
and local partnership income tax returns and other returns and reports necessary for the operations reportable under the Tax Partnership. The Plant Operator agrees to use his best efforts in the preparation of such returns, but in doing so shall incur no liability to any Plant Owner with regard to such returns, The Plant Operator in addition to its own tax or accounting staff may employ outside consultants to complete such returns, all costs of which shall be chargeable to the Plant Owners in Proportion to their Plant Participation Percentage. The Plant Operator shall submit copies of such returns to the Plant Owners sufficiently in advance of their due date, as extended, to permit review, approval and timely filing.

         4.4 Tax Elections.  Unless the Plant Owners otherwise unanimously agree
             -------------
in writing, the Operator shall make the following elections in preparing the Tax Partnership's returns:

                  (a) Compute depreciation using the method which allows the maximum accelerated deduction within the shortest permissible period, to the extent such method does not reduce percentage depletion of the Tax Partnership, if any, under any limitation rule.

                  (b)   Deduct   currently   all   research   and   experimental
         expenditures as permitted by Section 174 of the Code.

                  (c) Amortize start-up expenditures under Section 195 of the Code and organization costs under Section 709 of the Code over the shortest period allowable.

                  (d) Make any other election which accelerates the Tax Partnership's deductions and, credits and decelerates the recognition of Tax Partnership income. Where an election has contrary income or credit and deduction effects, the Plant Operator shall choose the election which maximizes cash flow from the Tax Partnership (using the then existing prime rate as the discount factor).

         4.5 Tax Liability.  Each Plant Owner shall (a) be  responsible  for the
             -------------
discharge of its own income taxes and taxes imposed upon Plant Products taken in-kind or separately disposed of by such Plant Owner, and (b) shall indemnify each other Plant Owner against and hold them harmless from any and all loss, cost, or liability arising therefrom.

         4.6 Correspondence.  All correspondence relating to the preparation and
             --------------
filing of the Tax Partnership's income tax returns or other tax matters shall be sent to the Plant Owners in the manner prescribed in the agreement.

         4.7 Cooperation.  Each Plant Owner agrees to furnish the Plant Operator
             -----------
with any information it has relating to the operations and business of the Plant necessary to prepare such returns. Such information shall include price and sale information for Plant Products taken in kind where product pricing information is required to settle with producers.


                             ARTICLE V: Termination

         5.1  Termination.  The Tax  Partnership  shall  terminate upon; (a) the
              -----------
withdrawal, dissolution, bankruptcy or insolvency of any Plant Owner; (b) the shut down, sale or abandonment of the Plant; (c) the termination of the Agreement; (d) the unanimous consent of the Plant Owners; or (e) as provided by Law.

         5.2  Procedure   Upon   Termination.   Upon   termination  of  the  Tax
              ------------------------------
Partnership, the capital accounts shall be updated and the properties of the Tax Partnership shall be deemed to have been sold at their fair market value pursuant to Section 2.2, determined by using daily market prices for Plant Products and in accordance with an independent appraisal for other assets, and the unrealized gain or loss from such deemed sale shall be credited or charged to the Plant Owners, capital accounts.

         5.3 Dissolution. Upon dissolution,  capital contributions shall be made
             -----------
and the assets of the Tax Partnership shall be distributed in the following order:

                  (a) First, liabilities of the Plant and the Tax Partnership, other than to the Plant Owners, shall be paid.

                  (b) Second, liabilities of the Plant and the Tax Partnership to the Plant Owners, shall be paid.

                  (c) Third, any Plant Owner with a deficit in its capital account following such initial distribution of assets shall contribute cash equal to such deficit to the Tax Partnership, which shall be contributed to such Plant Owner's capital account and distributed to Plant Owners with unpaid positive capital account balances or paid to creditors in accordance with this Section.

                  (d) Finally, following the contribution under subsection (c), property of the Tax Partnership shall be distributed pro rata to the Plant Owners with a positive capita account balance (such pro rata allocation being based on the ratio of each Plant Owner's positive capital account balance to the sum of such account balances) until each Plant Owner's capital account is repaid.

         5.4 Agreement Not to Terminate. The Plant Owners agree to structure any
             --------------------------
permissible sale or assignment of their interest under the Agreement so as to avoid a termination of the Tax Partnership under Section 708 (b) (1) (B) of the Code. If a termination is caused, the terminating Plant Owner will indemnify the non-terminating Plant Owners and hold them harmless from any increase in taxes, interest and penalties, recapture of deductions, decrease in credits, or any other economic detriment caused by the termination of the Partnership. The indemnification if any, shall be computed on a cash flow basis, using as discount rate of 10 percent, taking into consideration the liability for tax on any indemnification proceeds received by the non-terminating Plant Owners.


                    ARTICLE VI: Partnership Items and Audits


         6.1 Tax Matters Partner. The Plant Owners hereto agree that Five. Oaks,
             -------------------
Inc. shall act in the capacity of Tax Matters Partner. Five Oaks, Inc., as Tax Matters Partner, agrees to use its best efforts to comply with its duties and responsibilities as set forth in the Code and this Exhibit, but in doing so, shall incur no liability to any other Plant Owner for its actions as Tax Matters Partner, including, but not limited to liability for any additional taxes, interest, or penalties owed by any Plant Owner due to adjustment of partnership items at the Tax Partnership level.

         6.2  Consistency.  No Plant Owner shall  knowingly  treat a partnership
              -----------
item on its federal income tax return in a manner inconsistent with the treatment of such item on the Tax Partnership's federal income tax return filed by Five Oaks, Inc. without first giving reasonable advance notice of such intended action (including the proposed treatment of such partnership items) to the other Plant Owners.

         6.3  Communication.  The Plant  Owners  shall  furnish  the Tax Matters
              -------------
Partner with such information including, without limitation, information specified in Section 6230(e) of the Code, as it may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the Plant Owners in accordance with Section 6223 of the Code. The Plant Owners shall also furnish to each other copies of all correspondence with the Internal Revenue Service or the Department of the Treasury regarding any aspect of any partnership items or the Tax Partnership's tax returns. The Tax Matters Partner shall keep, each Plant Owner informed of all administrative and judicial proceedings for the adjustment at the Tax Partnership level of partnership items in accordance with Section 6223 (g) of the Code.

         6.4 Extensions of Limitation Periods. The Tax Matters Partner shall not
             --------------------------------
enter into any extension of the period of limitations for making assessments with respect to partnership items, as provided under Section 6229 of the Code, without first giving reasonable advance notice to all other Plant Owners of such intended action and obtaining their unanimous written consent.

         6.5      Settlement Negotiations
                  -----------------------

                (a) No Plant Owner shall enter into settlement negotiations with the Internal Revenue Service or the Department of the Treasury with respect to the federal income tax treatment of partnership items without first giving reasonable advance notice of such intended action (including any proposal for settlement) to the other Plant Owners. No Plant Owners other than the Tax Matters Partner, as provided herein, shall enter into any settlement agreement which binds or purports to bind the Tax Partnership, or any other Plant Owner without their written concurrence. Any Plant Owner who enters into a settlement agreement with the Internal Revenue Service or the Department of the Treasury with respect to any partnership items shall immediately notify the other Plant Owners of such settlement agreement and its terms.

                (b) The Tax Matters Partner shall not enter into settlement negotiations with respect to tax treatment of partnership items without first giving reasonable advance notice of such intended action (including any proposal for settlement) to the other Plant Owners. The Tax Matters Partner shall not bind any other Plant Owner to a settlement agreement without obtaining the written concurrence of such Plant Owner who would be bound by such agreement.

         6.6 Requests for Adjustments  Administrative and Judicial  Proceedings.
             ------------------------------------------------------------------

The Tax Matters Partner shall not file on behalf of the Tax Partnership and (a) request for an administrative adjustment of any partnership item under Section 6227(b) of the Internal Revenue Code, (b) petition for readjustment of partnership items under Section 6226(a) of the Code, or (c) petition for an adjustment with respect to partnership items under Section 6228(a) of the Code without first giving reasonable advance notice to all other Plant Owners and securing their written consent.

         If the requisite approval for filing a petition for readjustment of partnership items under Section 6226(a) of the Code is secured, the Tax Matters Partner shall file the petition within 9o days after the day on which a notice of final partnership administrative adjustment is mailed to the Tax Matters Partner in a court of competent Jurisdiction approved in writing by the Plant Owners.

         If the requisite approval for filing a petition for an adjustment with respect to partnership items under Section 6228(a) of the Code is secured, the Tax Matters Partner shall file a petition within the time period specified in
Section 6228(a)(2)(A) of the Code in a court of competent jurisdiction approved in writing by the Plant Owners.

         No Partner  (including the Tax Matters Partner) shall individually file
(a) a request  for an  administrative  adjustment  of  partnership  items  under
Section 6227(a) of the Code, (b) a petition for readjustment of partnership items under Section 6626(b) of the Code or (c) petition for an adjustment under
Section 6228 of the Code (or other sections of the Code) with respect to any partnership item or other tax matters involving the Tax Partnership without first giving reasonable advance notice of such intended action and the nature of the contemplated proceeding (including the proposed treatment of the partnership items and the proposed court, it applicable) to the other Plant Owners.

         6.7 Fees and Expenses.  The Tax Matters Partner shall have the right to
             -----------------
engage legal counsel, certified public accountants, or others with respect to Tax Partnership level tax audits or contests without the prior written consent of the other Plant Owners. Any Plant Owner may engage legal counsel, certified public accountants, or others on its own behalf and at its sole cost and expense. Any reasonable item of expense with respect to such matters, including but not limited to fees and expenses for legal counsel, certified public accountants, and others which the Tax Matters Partner incurs in connection with any Partnership level audit, assessment, litigation, or other proceeding regarding any partnership item, shall constitute proper charges under the Agreement and shall be borne by the Plant Owners as any other operating expense under the Agreement.

         6.8 Other Income  Based Taxes.  The  provisions  of this Article  shall
             -------------------------
apply for state and local income tax purposes (and for other taxes computed with respect to income) to the extent rules similar to Code Sections 6221 through 6233 are applicable to such taxes.

         6.9  Survival.  The  provisions of this Exhibit  regarding  partnership
              --------
items and audits, including but not limited to the obligation to pay fees and expense contained in Section 6.7, shall survive the termination of the Agreement, the Tax Partnership and the termination of any Plant Owner's interest under the Agreement or the Tax Partnership and shall remain binding on the Plant Owners hereto for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the federal income taxation of the Tax Partnership for the applicable tax year.

         6.10 Definitions.  The terms used in Section 6.1 through 6.9 shall have
              -----------
the meaning accorded them in Sections 6221 through 6223 of the Code.



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